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          INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

NUMBER                        APPAREL AMERICA, INC                    SHARES


                                AUTHORIZED ISSUE:
     25,000 SHARES OF $8.50 CUMULATIVE PREFERRED SERIES H STOCK
                                ($.05 PAR VALUE)



               THIS IS TO CERTIFY THAT __________ is the owner of
(     ) fully paid and non-assessable shares of the $8.50 Cumulative Preferred
Series H Stock of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

               The Corporation will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of the Corporation's stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

               WITNESS, the seal of the Corporation and the signatures of its duly authorized officers.


Dated:           , 1995




--------------------                         --------------------
Richard E. Koffman                           Burton I. Koffman
Secretary/Treasurer                          President



               THE SECURITIES REPRESENTED HEREBY HAVE NOT
               BEEN REGISTERED UNDER THE SECURITIES ACT OF
               1933, AS AMENDED, OR APPLICABLE STATE LAWS.
               THEY MAY NOT BE SOLD, TRANSFERRED OR
               OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH
               REGISTRATION OR EXEMPTION THEREFROM UNDER
               SAID ACT AND SUCH LAWS AND THE RESPECTIVE
               RULES AND REGULATIONS THEREUNDER.